Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Reoffer Prospectus of Vyome Holdings, Inc. of our report dated April 1, 2024, except for the effect of the reverse stock split effected September 23, 2024, described in Note 2, as to which the date is October 1, 2024, relating to the consolidated financial statements of ReShape Lifesciences Inc. (now known as Vyome Holdings, Inc.), appearing in Amendment No. 4 to the Registration Statement (No. 333-282459) on Form S-4 and related Prospectus of ReShape Lifesciences Inc.

As discussed in Note 2 to the consolidated financial statements, the 2023 consolidated financial statements have been retrospectively adjusted to apply the reverse stock split effected May 9, 2025. We have not audited the adjustments to the 2023 consolidated financial statements to retrospectively apply the reverse stock split effected May 9, 2025, as described in Note 2.

We also consent to the reference to our firm under the heading “Experts” in such Reoffer Prospectus.

/s/ RSM US LLP

Irvine, California

November 13, 2025